Exhibit 5.1

                                     TURNER
                                     STONE





Independent Registered Public Accounting Firm's Consent


The Board of Directors and Stockholders
G2 Ventures, Inc.
Dallas, Texas

We consent to the use and inclusion in your Form SB-2 Registration Statement and the Prospectus, which is part of the Registration Statement, of our report dated October 17, 2007 on our audit of the financial statements of G2 Ventures, Inc.
at December 31, 2006 and for the year then ended and for the period from September 26, 2002 (inception) through December 31, 2006.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement and Prospectus.

/s/ Turner, Stone & Company, LLP


Certified Public Accounts
Dallas, Texas
October 23, 2007









                         Turner, Stone & Company, L.L.P.
                           Accountants and Consultants
                      12700 Park Central Drive, Suite 1400
                               Dallas, Texas 75251
                 Telephone: 972-239-1660/Facsimile: 972-239-1665
                             Toll Free: 877-853-4195
                            Web site: turnerstone.com